Exhibit 32.1

In connection with the quarterly report on Form 10-Q for the quarterly period ended June 30, 2012 as filed by Royal Caribbean Cruises Ltd. with the Securities and Exchange Commission on the date hereof (the “Report”), Richard D. Fain, Chairman and Chief Executive Officer, and Brian J. Rice, Executive Vice President and Chief Financial Officer, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                                     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.                                     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal Caribbean Cruises Ltd.

Date:  July 27, 2012

By:	/s/ RICHARD D. FAIN
Richard D. Fain
Chairman and
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ BRIAN J. RICE
Brian J. Rice
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)